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                                                                    Exhibit 10.5

                                     FORM OF
                            SHARED SERVICES AGREEMENT

         THIS SHARED SERVICES AGREEMENT (this "Agreement") is made and entered into as of January 2, 2002, by and between Five Star Quality Care, Inc., a Maryland corporation (the "Company"), and REIT Management & Research LLC, a Delaware limited liability company ("RMR").

         WHEREAS, the Company wishes to: (i) purchase from RMR certain administrative services designed to assist the Company in the cost-efficient management of certain of the Company's corporate and business affairs, and (ii) make use of the advice and assistance of RMR and information available to RMR, and to have RMR undertake the duties and responsibilities hereinafter set forth, all in the manner and pursuant to terms and conditions as more specifically described herein; and

         WHEREAS, RMR is a limited liability company that provides management and administrative services, and RMR desires to provide those services requested by the Company on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         Section 1. SERVICES.

                 1.1 SERVICES TO BE RENDERED. RMR shall provide the Company with the services described below (each, a "Service", and collectively, the "Services"), in each case to the extent requested by the Company:

                  (a) ACCOUNTING SUPPORT. Advice and assistance with accounting, tax, audit and financial reporting of the Company, including, without limitation, advice and assistance in (i) setting up and maintaining systems for financial record keeping; (ii) conducting the administration of the day-to-day bookkeeping and accounting functions as are required for the proper management of the assets of the Company;
         (iii) conducting internal audits; (iv) contracting for and supervising the process for independent annual audits; and (v) preparation of financial reports as may be required by any governmental authority (excluding any Medicare, Medicaid or other rate setting, safety, health agency or quality of care authority) in connection with the ordinary conduct of the Company"s business, including without limitation, periodic reports, returns or statements required under the Securities Exchange Act of 1934, as amended, the Internal Revenue Code of 1986, as amended, the securities and tax statutes of any jurisdiction in which the Company is obligated to file such reports, or the rules and regulations promulgated under any of the foregoing.

                  (b) CAPITAL MARKETS AND INVESTMENT ADVICE AND ASSISTANCE.

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                           (i) EQUITY CAPITAL MARKETS. Advice and services
                  relating to equity capital raising transactions, but not including solicitation of investors as a broker, dealer or underwriter in any capital raising transactions.

                           (ii) DEBT FINANCING. Advice and services relating to
                  revolving lines of credit and other issuances of indebtedness.

                           (iii) INVESTMENT. Advice and services relating to
                  investments and other growth opportunities as may come to the attention of the Company or RMR, including without limitation, acquisitions, joint ventures and other business expansion transactions.

                  (c) CASH MANAGEMENT. Advice and assistance in (i) operating and managing the Company's collection systems, concentration systems and electronic disbursements; (ii) managing the Company's short-term investments, including the acquisition and sale of money market instruments or other temporary investments in accordance with the Company's policies; (iii) maintaining bank accounts, including opening and closing of operating, security deposits, local depository and petty cash accounts; (iv) bank administration; and (v) maintaining bank relationships.

                  (d) COMMON SUPPORT SERVICES. Provide common services, such as receptionists, cleaning services, some secretarial services to support personnel of the Company and staff personnel to operate the office equipment as is reasonably necessary.

                  (e) HUMAN RESOURCES. Advice and assistance in management of the Company's 401(k) plan, Company employee recruitment, performance evaluation and establishment of salary, bonus and other compensation scales and executive and staff employee structure.

                  (f) INSURANCE ADMINISTRATION. Assistance in (i) securing all forms of insurance, including property, casualty, workers' compensation; (ii) managing insurance policies; (iii) negotiation of premiums and arranging payment terms; (iv) managing claims; and (v) preparation of loss analysis. The amount and levels of insurance shall be determined in the sole and absolute discretion of the Company.

                  (g) INVESTOR RELATIONS. Assistance in the preparation and coordination of (i) annual and quarterly reports to shareholders; (ii) presentations to the public; (iii) public relations; (iv) preparation of marketing materials; (v) internet web-site; and (vi) investor relations services.

                  (h) LEGAL. Assistance in review of and advice concerning Company contracts and agreements, coordination and supervision of all third party legal services and oversight of processing of claims by or against the Company.

                  (i) MANAGEMENT INFORMATION SYSTEMS.

                           (i) APPLICATIONS DEVELOPMENT. Supervision and
                  assistance related to development and maintenance of Company information technology system


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                  applications, including, without limitation, intra-net,
                  financial, accounting and clerical systems.

                           (ii) TELECOMMUNICATIONS. Supervision and assistance
                  related to design, operation and maintenance of network infrastructure, including telephone and data transmission lines, voice mail, facsimile machines, cellular phones, pager, etc.; negotiation of contracts with third party vendors and suppliers; and local area network and wide area network communications support.

                           (iii) OPERATIONS/TECHNICAL SUPPORT AND USER SUPPORT.
                  Supervision and assistance related to design, maintenance and operation of the computing environment, including business specific applications, network wide applications, electronic mail and other systems; managing the purchase and maintenance of equipment, including hardware and software; configuration, installation and support of computer equipment; and education and training of the user community.

                  (j) PROPERTY MAINTENANCE AND REPAIRS. Assist in obtaining, when appropriate, the services of property managers or management firms to perform customary property management services with regard to the facilities operated by or the real estate properties owned by or in the possession of the Company; performance of such supervisory, evaluation or monitoring services on behalf of the Company with respect to the activities of those property managers or management firms as would be performed by a prudent owner or lessee in the Company's business, including but not limited to, supervising the activities of property managers or management firms, reviewing the maintenance and renovation needs for governmental or regulatory compliance at the Company's properties, assessing capital and engineering projects, property inspections, and participating in property management budgeting, but excluding the actual on-site property management functions performed by Company personnel, property managers or management firms.

                  (k) RESEARCH. Provision of periodic market research reports and special research assignments; investigation and evaluation of investment, financing, refinancing, leasing and other business opportunities; and making recommendations concerning these opportunities.

                  (l) SECURITIES FILINGS. Advice and assistance in the preparation and filing of periodic and other reports required to be filed by Sections 13 and 15 of the Securities Exchange Act of 1934, as amended; advice and assistance in the preparation and filing of all offering documents (public and private), and all registration statements, prospectuses or other documents filed with the Securities and Exchange Commission (the "SEC") or any state (it being understood that the Company shall be responsible for the content of any and all of its offering documents and SEC filings, and RMR shall not be held liable for any costs or liabilities arising out of any misstatements or omissions in the Company's offering documents or SEC filings, whether or not material, and the Company shall indemnify RMR from such costs and liabilities).


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

                  (m) SPECIAL PROJECTS. Provide direction and support of all special projects and such other services within the scope contemplated by this Agreement although not expressly covered in the subparagraphs of subparagraph 1.1.

                  (n) SUPERVISION OF THIRD PARTY MANAGER ARRANGEMENTS. Provision of strategic advice and oversight concerning the Company's relationship with any and all, current or future, third party managers of its current or future facilities or properties, including, without limitation, Marriott Senior Living Services, Inc.

                  (o) TAX ADMINISTRATION. Supervision, direction and assistance in the preparation, review and filing of all federal, state and other required tax returns; supervision and direction of ad hoc requests for assistance on tax related matters; and coordination of all activities with the Company's outside tax preparer. All tax matters shall be determined by the Company in its absolute and sole discretion.

                 1.2 PERFORMANCE OF SERVICES. RMR covenants that it will perform or cause to be performed the Services in a timely, efficient and workmanlike manner. RMR further covenants that it will maintain or contract for a sufficient staff of trained personnel to enable it to perform the Services hereunder. With the Company's approval, RMR may retain third parties or its affiliates to provide certain of the Services hereunder. In such cases, and notwithstanding anything herein to the contrary, the Company shall reimburse RMR for its actual out-of-pocket costs and expenses for arranging for such Services (including, without limitation, the fees and costs of such third parties or affiliates). Any arrangements between RMR and its affiliates for the provision of Services hereunder shall be commercially reasonable and on terms not less favorable than those which could be obtained from unaffiliated third parties. All services shall be performed as requested and/or authorized by the Company from time to time.

                 1.3 COMPENSATION.

                  (a) PAYMENT FOR SERVICES. RMR shall be paid a fee for the Services provided to the Company under this Agreement (the "Service Fee") equal to 0.6% of total revenues ("Revenues") of the Company from all sources reportable under generally accepted accounting principles ("GAAP"). The Service Fee shall be estimated and paid monthly by the Company in advance based upon the prior calendar month's Revenues, and such payment shall be paid within 15 calendar days of the end of the applicable prior calendar month. The calculation of the fee for any month shall be based upon the Company's monthly financial statements and shall be in reasonable detail. A copy of the computations shall promptly be delivered to RMR accompanied by payment of the Service Fee thereon to be due and payable. The Services Fee shall be pro-rated for any partial month this Agreement shall be in effect.

                  The aggregate Service Fee paid in any fiscal year shall be subject to adjustment as of the end of that year. On or before the 30th day after public availability of the Company"s annual audited financial statements for each fiscal year, the Company shall deliver to RMR a notice setting forth (i) the Company's Revenues for such year, (ii) the Company"s computation of the Service Fee payable for such year and
         (iii) the amount of the Service Fee theretofore paid to RMR in respect of such year. If the Service Fee


                                      -4-
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         payable for any fiscal year exceeds the aggregate amounts previously paid by the Company, the Company shall pay the deficit to RMR at the time of delivery of such notice. If the aggregate Service Fee payable for any fiscal year as shown in the notice is less than the aggregate amounts previously paid by the Company, the Company shall specify in such notice whether RMR should (i) refund to the Company an amount equal to the difference or (ii) grant the Company a credit against the Service Fee next coming due in the amount of the difference until that amount has been fully paid or otherwise discharged.

                  (b) PAYMENT SUBORDINATION. No Service Fee payments shall be paid by the Company to RMR if any of the contractual rent obligations of the Company or any of its subsidiaries to Senior Housing Properties Trust or any of its subsidiaries (collectively "Senior Housing") pursuant to any lease agreement are in arrears or if such Service Fee payment would leave the Company with insufficient cash, credit facilities or current accounts receivable to make its next scheduled rent payment to Senior Housing pursuant to any lease agreement. Any Service Fee payment unpaid as a result of the preceding sentence shall accrue interest until paid at the Prime Rate (as defined below), and shall be automatically due and payable: (i) as and to the extent cash, credit facilities or current accounts receivable are available after payment of, or provision for, rent, (ii) upon any termination of the Agreement, or (iii) upon the occurrence of any event of default by the Company enumerated in subparagraph 3.2. This subparagraph 1.3(b) is only intended to define the relative rights of RMR and Senior Housing. Without intending to limit the generality of the foregoing, nothing in this subparagraph 1.3(b) shall: (i) impair, as between the Company and RMR, the obligation of the Company to pay any amounts owing hereunder in accordance with the terms hereof; or (ii) affect the relative rights of RMR and creditors of the Company other than Senior Housing. For purposes of this Agreement, "Prime Rate" shall mean the Prime Rate or base rate on corporate loans at large U.S. money center commercial banks as published in the WALL STREET JOURNAL or, if publication of such rate shall be suspended or terminated, Prime Rate shall mean the annual rate of interest, determined daily and expressed as a percentage, from time to time announced by one of the three largest national or New York State chartered banking institutions having their principal office in New York, New York and selected by RMR at the time such publication is suspended or terminated. All interest hereunder shall be calculated on the basis of actual days elapsed and a 360-day year.

                 1.4 REIMBURSEMENT. The Company shall reimburse RMR for reasonable out-of-pocket expenses of RMR employees incurred in their performance of the Services (the "Expenses") and for reasonable third party expenses RMR incurs on behalf of the Company that are not billed directly to the Company, in each case within 30 days of receipt of the invoice therefor, but only to the extent, as to such third party expenses and costs, the Company shall have approved such expenses and costs. RMR shall submit to the Company such reports detailing said expenses and supporting receipts and bills, or other suitable evidence, as may be, reasonably requested by the Company.


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         Section 2. LIMITATIONS.

                 2.1 NON-COVERED SERVICES. For the avoidance of doubt, Services outside the scope of this Agreement include, without limitation, and the Company, and not RMR, shall be responsible for: (i) any and all clinical services to residents or patients at all facilities leased by the Company, whether or not managed or operated by the Company, and (ii) any and all reimbursement or rate setting policies and reports to Medicare, Medicaid, any rate setting authority, safety, health agency or quality of care authority or any other third parties.

                 2.2 LIMITS OF RMR RESPONSIBILITY. RMR assumes no responsibility other than to render the services described herein in subparagraphs 1.1 and 4.1 in good faith and shall not be responsible for any action of the Company in following or declining to follow any advice or recommendation of RMR.

                 2.3 THIRD PARTY COSTS. Except to the extent expressly provided herein to the contrary, all third party costs incurred in connection with actions to be taken by the Company shall solely be the responsibility of the Company, including, but not limited to, all listing and registration fees or other costs of the SEC, any state or local governments, any national securities exchange and the NASD, Inc.

         Section 3. TERM; TERMINATION.

                 3.1 TERM. The initial term of this Agreement shall commence on the date hereof and expire on December 31, 2002 (the "Initial Term") and shall be automatically renewed for successive one-year terms (each, a "Renewal Term") upon the expiration of the Initial Term and each Renewal Term unless notice of non-renewal is given in writing by the Company or RMR not less than ninety (90) calendar days before the expiration of the Initial Term or any Renewal Term.

                 3.2 DEFAULT; BANKRUPTCY; ETC. At the option of the Company or RMR, this Agreement may be terminated immediately by written notice from the nondefaulting party to the other party if any of the following events shall have occurred:

                  (a) RMR or the Company shall have violated any provision of this Agreement and, after written notice from the Company or RMR, as the case may be, of the violation, shall have failed to cure the default within thirty (30) days;

                  (b) a petition shall have been filed against RMR or the Company for an involuntary proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, and that petition shall not have been dismissed within ninety (90) days of filing; or a court having jurisdiction shall have appointed a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of RMR or the Company for any substantial portion of its property, or ordered the winding up or liquidation of its affairs, and that appointment or order shall not have been rescinded or vacated within ninety (90) days of the appointment or order;

                  (c) RMR or the Company shall have commenced a voluntary proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have made any general assignment for the benefit of creditors, or shall have failed generally to pay its debts as they became due; or


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                  (d) any direct or indirect Change in Control (as defined in
         Section 12) of the Company, except as otherwise permitted by Section
         12.

         Each party agrees that, if any of the events specified in paragraphs
(b), (c) or (d) of this subparagraph 3.2 occur, it will give written notice thereof to the other within seven (7) days following the occurrence of the event.

                 3.3 COMPANY TERMINATION. In the event the Company's Board of Directors shall not have ratified this Agreement following the spin-off of the Company from Senior Housing prior to January 31, 2002, the Company shall have the option to terminate this Agreement by giving written notice to RMR on or before January 31, 2002. Any termination of this Agreement pursuant to this subparagraph 3.3 shall be effective as of January 31, 2002.

                 3.4 ACTION UPON TERMINATION. From and after the effective date of any termination of this Agreement by the Company pursuant to subparagraph 3.2 or 3.3, RMR shall be entitled to no compensation for services rendered hereunder for the remainder of the then current term of this Agreement but shall be paid all compensation due for services performed prior to termination, including, without limitation the then current year"s Service Fee through the date of termination. In the event of any termination of this Agreement by RMR pursuant to subparagraph 3.2, RMR shall be entitled to compensation for the remainder of the then current term of this Agreement. Upon the expiration or sooner termination of this Agreement, RMR immediately shall deliver to the Company all property and documents of the Company then in its custody or possession. This subparagraph 3.4 hereof shall govern the rights, liabilities and obligations of the parties upon termination of this Agreement; and, except as provided in
Section 8, a termination shall be without further liability of either party to the other for breach or violation of this Agreement prior to termination.

         Section 4. SENIOR EXECUTIVES.

                 4.1 ADDITIONAL SERVICES. To the extent requested by the Company, RMR shall make its executive officers and directors reasonably available to the Company for the provision of additional services, including day-to-day activities enumerated in subparagraph 1.1. The parties acknowledge and agree that no additional compensation shall be due and payable for any additional services requested by the Company and provided by executive officers and directors of RMR pursuant to this subparagraph 4.1.

                 4.2 CO-EMPLOYMENT OF SENIOR EXECUTIVES. The parties acknowledge and agree that certain senior executives of the Company may be employees of both the Company and RMR. Each party shall be solely responsible for payment of compensation to such senior executives for services rendered to or on behalf of such party.

         Section 5. PREVENTION OF PERFORMANCE. RMR shall not be determined to be in violation of this Agreement if it is prevented from performing any Services hereunder for any reason beyond its reasonable control, including without limitation, acts of God, nature, or of public enemy, strikes, or limitations of law, regulations or rules of the Federal or of any state or local government or of any agency thereof.


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         Section 6. COMPANY RESTRICTIONS.

                 6.1 OWNERSHIP AND FINANCING LIMITATIONS. At no time during the term of this Agreement, may the Company or any of its subsidiaries, directly or indirectly, own or finance (including sale and leaseback transactions), or participate in the ownership or financing of, any real estate property (collectively, the "Properties") of a type then owned or financed by Senior Housing, HRPT Properties Trust, Hospitality Properties Trust or any other publicly owned real estate investment trust, corporation or other entity that is managed by RMR (a "Benefited Party"); provided that if the Company or any of its subsidiaries proposes to enter into any transaction involving the ownership or financing of a Property prohibited by this subparagraph 6.1 ("Proposed Transaction"), it shall provide notice of the Proposed Transaction to the relevant Benefited Party describing the Proposed Transaction in sufficient detail and offer the relevant Benefited Party the right to acquire or finance the acquisition of the Property and negotiate in good faith with the relevant Benefited Party. If, after ten (10) business days, the Company and the relevant Benefited Party have not reached agreement on the terms of the acquisition or financing, the Company (or any subsidiary of the Company) shall be free to acquire or finance such Property itself or with others, free of the restrictions of this subparagraph 6.1.

         The Company agrees that irreparable damage would occur if any of the provisions of this subparagraph 6.1 were not performed in accordance with their terms and that the Benefited Parties' remedy at law for the Company or its subsidiaries' breach of its obligations under this subparagraph 6.1 would be inadequate. Upon any such breach, the relevant Benefited Party shall be entitled (in addition to any other rights or remedies it may have at law) to seek an injunction enjoining and restraining the Company or such subsidiaries from continuing such breach. The Company agrees that the period of restriction and the geographical area of restriction imposed upon the Company are fair and reasonable. If the provisions of this subparagraph 6.1 relating to the period or the area of restriction are determined to exceed the maximum period or areas which a court having jurisdiction over the matter would deem enforceable, such period or area shall, for purposes of this Agreement, be deemed to be the maximum period or area which such court determines valid and enforceable.

                 6.2 ADDITIONAL COVENANTS. In the event RMR shall enter into an advisory arrangement or agreement with any other publicly owned entity, other than the Benefited Parties, RMR shall provide the Company with notice thereof. The notice shall specify in reasonable detail the identity of the entity, the types of properties owned or financed by such additional entity, and such entity shall be deemed and become a "Benefited Party" for all purposes of this Agreement.

         Section 7. RMR RESTRICTIONS. Other than activities or arrangements existing as of the date hereof or those consented to by the Company, RMR shall not directly or indirectly provide any advice or assistance to any business or enterprise that is competitive with the Company's business, including, but not limited to, any business or enterprise that manages or operates senior apartments, congregate communities, assisted living properties, nursing homes or other healthcare properties.


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         Section 8. INDEMNIFICATION; REMEDIES.

                 8.1 BY THE COMPANY. The Company shall indemnify, defend and hold RMR, and its directors, officers, employees and agents harmless from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including, without limiting the generality of the foregoing, liabilities for all reasonable attorneys', accountants' and experts' fees and expenses incurred (collectively, "Losses and Expenses") or suffered by them by reason of or arising out of the course of performing the Services and any duties on behalf of the Company and its subsidiaries as prescribed hereby, except for matters covered by subparagraph 8.2 hereof.

                 8.2 BY RMR. RMR shall indemnify, defend and hold the Company and its subsidiaries and their respective directors, trustees, officers, employees and agents harmless from and against Losses and Expenses suffered by them by reason of or arising out of any willful bad faith or gross negligence in the performance of any obligation or agreement of RMR herein.

                 8.3 COMPANY REMEDIES. Except as otherwise provided in subparagraph 8.2 hereof, RMR does not assume any responsibility under this Agreement other than to render the Services called for under this Agreement in good faith. Except as otherwise provided in subparagraph 8.2 hereof, the Company's remedy on account of the failure of RMR to render the Services as and when required hereunder shall be to terminate this Agreement; provided however, that if RMR acts with willful bad faith or gross negligence, the Company's remedy shall be to procure services elsewhere and to charge RMR the difference between the reasonable increased cost, if any, to procure new services, and the Service Fee, pro-rated, that would have been payable to RMR had RMR performed such Services under this Agreement.

                 8.4 RMR REMEDIES. Except as otherwise provided in subparagraph 8.1, the Company does not assume any responsibility under this Agreement other than to pay the Services Fee in accordance with the terms of this Agreement. Except as otherwise provided in subparagraph 8.1, RMR's sole remedy on account of the failure of the Company to pay the Service Fee as and when required under this Agreement shall be to terminate this Agreement and receive the Service Fee payable for the then remaining Initial Term or Renewal Term of this Agreement, as the case may be.

         Section 9. SELF-DEALING. Neither RMR nor any Affiliate of RMR shall, directly or indirectly, sell any property or assets to the Company or purchase any property or assets from the Company, lease any property from the Company or borrow any money from the Company, except as approved by the Company. In addition, except as otherwise provided in Section 1 hereof, neither RMR nor any Affiliate of RMR shall receive any commission or other remuneration, directly or indirectly, in connection with the activities of the Company or any joint venture or partnership in which the Company is a party. The foregoing prohibitions shall not apply to (i) the lease of office space by the Company from an Affiliate of RMR, (ii) the Company's acquisition of FSQ, Inc., or (iii) FSQ, Inc.'s provision of management services to or on behalf of the Company.

         As used in this Agreement, the term "Affiliate" means, as to RMR, (i) any other Person (as defined below) directly or indirectly controlling, controlled by or under common control with RMR, (ii) any other Person that owns beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of RMR, or (iii) any officer, director, trustee, employee or general partner of RMR or of any Person controlling, controlled by or under common control with RMR. The term "Person" means and includes individuals, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts and other entities.

         Section 10. RELATIONSHIP OF THE PARTIES.

                 10.1 NO PARTNERSHIP OR JOINT VENTURE. The parties are not partners or joint venturers with each other and neither the terms of this Agreement nor the fact that the Company and RMR have joint interests in any one or more investments, have common employees or have a tenancy relationship shall be construed so as to make them partners or joint venturers or impose any liability on either of them.

                 10.2 CONFLICTS OF INTEREST. The parties acknowledge that, as of the date hereof, (i) the Company is a tenant of an Affiliate of RMR pursuant to a lease agreement relating to office space, (ii) the Company and its subsidiaries lease all or substantially all of their real estate from Senior Housing and may enter into additional leases or other transactions with Senior Housing, and (iii) RMR is the investment advisor to Senior Housing pursuant to an advisory agreement. The parties agree that these relationships shall not affect either party's rights and obligations under this Agreement; PROVIDED, HOWEVER, the Company acknowledges and agrees that whenever any conflicts of interest arise resulting from the relationships described in this subparagraph
10.2 or any such relationship as may arise or be present in the future by and between the Company and any of RMR, Affiliates of RMR or any publicly owned entity with whom RMR has a relationship or contract: (i) RMR will act on its own behalf and on behalf of Senior Housing or such entity and not on the Company's behalf, and (ii) the Company shall make its own decisions and require and obtain the advice and assistance of independent third parties at its own cost, as it may deem necessary.

         Section 11. RECORDS. RMR shall maintain appropriate books and records relating to Services performed pursuant to this Agreement, which books and records shall be available for inspection by representatives of the Company upon reasonable notice during ordinary business hours.

         Section 12. ASSIGNMENT. The Company may terminate this Agreement in the event of its assignment by RMR except in the case of an assignment to a corporation, partnership, trust, or other successor entity which may take over the property and carry on the affairs of RMR; provided that, following such a permitted assignment, one or more of the persons who controlled the operations of RMR immediately prior to the assignment shall control the operations of the successor, including the performance of its duties under this Agreement, and this successor shall be bound by the same restrictions by which RMR was bound prior to such assignment. A permitted assignment or any other assignment of this Agreement by RMR shall bind the assignee hereunder in the same manner as RMR is bound hereunder. This Agreement shall not be assignable by the Company without the prior written consent of RMR, except in the case of any assignment by the Company to a trust, corporation, partnership or other entity which is the successor to the Company so long as there is no Change in Control, in which case the successor shall be bound hereby and by the terms of said assignment in the same manner and to the same extent as the Company is bound hereby. For purposes of this Agreement, a "Change in Control" shall mean (a) the acquisition by any person or entity (each a "Person"), or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC) of 9.8% or more, or rights, options or warrants to acquire 9.8% or more, of the outstanding shares of voting stock of the Company,
(b) any one or more sales or conveyances to any Person of all or any material portion of the assets (including capital stock) or business of the Company, or
(c) the cessation, for any reason, of the individuals who at the beginning of any twenty-four (24) consecutive month period commencing on the date hereof, or any anniversary thereof, constitute the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of any such period or whose election or nomination for election was previously so approved) to constitute a majority of the Board of Directors of the Company then in office.

         Section 13. ARBITRATION. The Company and RMR agree that any and all disputes and disagreements arising out of or relating to this Agreement, other than actions or claims for injunctive relief or claims raised in actions or proceedings brought by third parties, shall be resolved through negotiations or, if the dispute is not so resolved, through binding arbitration conducted in Boston, Massachusetts under the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures, with the following amendments to those rules. First, the parties agree that in no event shall the arbitration from commencement to issuance of an award take longer than 180 days. Second, the parties agree that the arbitration tribunal shall consist of three arbitrators and that the parties elect not to have the optional appeal procedure provided for in Rule 23. Third, in lieu of the depositions permitted in Rule 15(E) and (F), the parties agree that the only depositions shall be a single deposition to last no longer than one six-hour day that each party may take of the opposing party or an individual under the control of the opposing party. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         Section 14. NOTICES.

                  (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

                  (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a business day or is required to be delivered on or before a specific day which is not a business day, the day of receipt or required delivery shall automatically be extended to the next business day.

                  (c) All such notices shall be addressed:

         If to the Company, to:

                  Five Star Quality Care, Inc.
                  400 Centre Street
                  Newton, Massachusetts  02458
                  Attn:  President

         If to Senior Housing, to:

                  Senior Housing Properties Trust
                  400 Centre Street
                  Newton, Massachusetts  02458
                  Attn:  President

         If to Hospitality Properties Trust, to:

                  Hospitality Properties Trust
                  400 Centre Street
                  Newton, Massachusetts  02458
                  Attn:  President

         If to HRPT Properties Trust, to:

                  HRPT Properties Trust
                  400 Centre Street
                  Newton, Massachusetts  02458
                  Attn:  President

         If to RMR, to:

                  REIT Management & Research LLC
                  400 Centre Street
                  Newton, Massachusetts  02458
                  Attn:  President

                  (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address up to two other addresses within the United States of America.

         Section 15. ENTIRE AGREEMENT. This Agreement constitutes and sets forth the entire agreement and understanding of the parties pertaining to the subject matter hereof, and no prior or contemporaneous written or oral agreements, understandings, undertakings, negotiations, promises, discussions, warranties or covenants not specifically referred to or contained herein or attached hereto shall be valid and enforceable. No supplement, modification, termination in whole or in part, or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

         Section 16. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, each of their respective successors and permitted assigns.

         Section 17. SEVERABILITY. If any provision of this Agreement shall be held invalid by a court with jurisdiction over the parties to this Agreement, then and in that event such provision shall be deleted from the Agreement, which shall then be construed to give effect to the remaining provisions thereof. If any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then in that event, to the maximum extent permitted by law, such invalidity, illegality or enforceability shall not affect any other provisions of this Agreement or any other such instrument.

         Section 18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall be considered one and the same instrument.

         Section 19. AMENDMENTS. The Agreement shall not be amended, changed, modified, terminated, or discharged in whole or in part except by an instrument in writing signed by each of the parties hereto, or by their respective successors or assigns, or otherwise as provided herein.

         Section 20. GOVERNING LAW. This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts.

         Section 21. INTERPRETATION. The Company and RMR agree and covenant to construe the provisions of and give effect to this Agreement in such a manner to enable Senior Housing to continue to comply with its REIT qualification requirements under applicable tax laws.

         Section 22. CAPTIONS. The headings and titles of the various paragraphs of this Agreement are inserted merely for the purpose of convenience, and do not expressly or by implication limit, define, extend or affect the meaning or interpretation of this Agreement or the specific terms or text of the paragraph so designated.

         Section 23. ATTORNEYS" FEES. If any arbitration or legal action is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys" fees and other costs incurred in that arbitration or action in addition to any other relief to which it or they may be entitled.

         Section 24. SURVIVAL. The provisions of Sections 3, 13 and 14 and subparagraphs 8.1 and 8.2 of this Agreement shall survive the termination hereof.


                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                 FIVE STAR QUALITY CARE, INC.




                                                 By:
                                                    ---------------------------
                                                    Name:
                                                    Title:


                                                 REIT MANAGEMENT & RESEARCH LLC




                                                 By:
                                                    ---------------------------
                                                    Name:
                                                    Title: